UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2003

1-6880
(Commission File Number)

U.S. BANCORP
 (Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	41-0255900 (I.R.S. Employer Identification Number)

800 Nicollet Mall
Minneapolis, Minnesota 55402
(Address of principal executive offices and zip code)

(612) 973-1111
(Registrant’s telephone number, including area code)

(not applicable)
(Former name or former address, if changed since last report)

SIGNATURES
Letter from PricewaterhouseCoopers LLP

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS

     As U.S. Bancorp previously reported on a Current Report on Form 8-K filed on November 14, 2002, in response to the Sarbanes-Oxley Act of 2002, the Audit Committee of the Board of Directors of U.S. Bancorp determined on November 8, 2002, to segregate the internal and external auditing functions performed for U.S. Bancorp for fiscal year 2002 by PricewaterhouseCoopers LLP. On that date, the Audit Committee determined to dismiss PricewaterhouseCoopers LLP as U.S. Bancorp’s external auditors and appointed Ernst & Young LLP to become U.S. Bancorp’s external auditors following the filing of U.S. Bancorp’s Annual Report on Form 10-K during the first quarter of 2003. The audit of U.S. Bancorp’s financial statements for the fiscal year ended December 31, 2002, has been completed and U.S. Bancorp’s Annual Report on Form 10-K has been filed, and, accordingly, PricewaterhouseCoopers LLP has been dismissed as U.S. Bancorp’s external auditors effective February 28, 2003, and Ernst & Young LLP has taken up its appointment as U.S. Bancorp’s external auditors. PricewaterhouseCoopers LLP will continue to provide internal audit services to U.S. Bancorp under the direction of the company’s internal audit team.

     No report of PricewaterhouseCoopers LLP on the financial statements of U.S. Bancorp for the past two fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During U.S. Bancorp’s two most recent fiscal years and through February 28, 2003, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the financial statements for such years. During U.S. Bancorp’s two most recent fiscal years, there were no “reportable events,” as defined in Regulation S-K, Item 304(a)(1)(v). A copy of the letter from PricewaterhouseCoopers LLP to the SEC, dated March 6, 2003, stating whether or not it agrees with the above statements, is included as Exhibit 16.1 to this report.

     During its two most recent fiscal years and through February 28, 2003, U.S. Bancorp has not consulted with Ernst & Young LLP on any items regarding the application of accounting principles, the type of audit opinion that might be rendered on U.S. Bancorp’s financial statements, or the subject matter of a disagreement or reportable event (as described in Regulation S-K, Item 304(a)(2)).

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

     16.1 Letter from PricewaterhouseCoopers LLP dated March 6, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. BANCORP

By: /s/ TERRANCE R. DOLAN Terrance R. Dolan Executive Vice President and Controller (Chief Accounting Officer and Duly Authorized Officer)

DATE:	February 28, 2003